UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2014

HIGH PERFORMANCE BEVERAGES COMPANY

(Exact name of registrant as specified in its charter)

Nevada	000-55973	27-3566307
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5137 E. Armor St., Cave Creek, AZ 85331

 (Address of principal executive offices) (Zip code)

602.326.8290

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On June 6, 2014, High Performance Beverages Company, a Nevada corporation (the “Company”), sold an 8% Convertible Promissory Note in the principal amount of $60,000 (the “Note”) pursuant to a Securities Purchase Agreement with Caesar Capital Group, LLC.  The Note matures on June 5, 2015.

The Note may be converted into common stock of the Company, $0.001 par value per share, at any time six months after the date of issuance at a price equal to 60% of the lowest VWAP value as posted on Bloomberg of the common stock for the five (5) prior trading days, but no more than $0.008 per share.

The foregoing descriptions of the Note and Securities Purchase Agreement referred to above do not purport to be complete and are qualified in their entirety by reference to the Note and Securities Purchase Agreement, copies of which are attached to this Current Report on Form 8-K and incorporated into this Item by reference.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended, (“Securities Act”) for the private placement of the security referenced herein pursuant to Section 4(a)(2) and Rule 506 of Regulation D as promulgated under the Securities Act.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is hereby incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
4.1	Form of 8% Convertible Promissory Note

10.1	Securities Purchase Agreement by and between High Performance Beverages Co. and Caesar Capital Group, LLC, dated June 6, 2014

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGH PERFOMANCE BEVERAGES COMPANY

Dated: June 16, 2014	By:	/s/ Toby McBride
Name: Toby McBride
Title: Chief Executive Officer

3